Exhibit 1

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate-Backed Trust Certificates, Series 2001-3
CUSIP: 21988G601

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending December 15, 2001.

INTEREST ACCOUNT

Balance as of June 15, 2001 .................................             $0.00
        Scheduled Income received on securities .............     $3,920,606.25
        Unscheduled Income received on securities ...........             $0.00

LESS:
        Distribution to Holders .............................    -$3,920,606.25
        Distribution to Depositor ...........................            -$0.00
Balance as of December 15, 2001 .............................             $0.00

PRINCIPAL ACCOUNT

Balance as of June 15, 2001 .................................             $0.00
        Scheduled Principal payment received on securities ..             $0.00

LESS:
        Distribution to Holders .............................             $0.00
Balance as of December 15, 2001 .............................             $0.00

                      UNDERLYING SECURITIES HELD AS OF DECEMBER 15, 2001

        Principal
        Amount                    Title of Security
        ------                    -----------------
        $95,045,000   Keycorp Institution Capital 8.25% Series B Debentures
                      due December 15, 2026
                      CUSIP:

U.S Bank Trust National Association, as Trustee


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